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                        VOICESTREAM WIRELESS CORPORATION
                               EXCHANGE OFFER FOR
                         ANY AND ALL OF THE OUTSTANDING
                         11 5/8% SENIOR NOTES DUE 2006
                                      AND
                        11 5/8% SERIES A NOTES DUE 2006
                                       OF
                             OMNIPOINT CORPORATION
                                IN EXCHANGE FOR
                         10 3/8% SENIOR NOTES DUE 2009
                                       OF
                        VOICESTREAM WIRELESS CORPORATION
                          AND SOLICITATION OF CONSENTS
    TO PROPOSED AMENDMENTS TO THE INDENTURES RELATED TO THE OMNIPOINT NOTES

                                                                   June 14, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

     We are enclosing herewith the materials listed below relating to the offers (the "Offers") by VoiceStream Wireless Corporation, a Delaware corporation (the "Offeror"), to exchange its newly registered 10 3/8% Senior Notes due 2009 for any and all 11 3/8% Senior Notes due 2006 and 11 5/8% Series A Notes due 2006 of Omnipoint Corporation (collectively, the "Notes") upon the terms and subject to the conditions set forth in the Prospectus dated June 14, 2000 (as it may be supplemented from time to time, the "Prospectus").

     Concurrently with the Offers, the Offeror is soliciting (the "Solicitations") consents (the "Consents") from registered holders of Omnipoint Notes to the adoption of certain proposed amendments (the "Proposed Amendments") to the indentures governing the Notes. The Offeror has offered to pay to each holder of Omnipoint Notes who validly tenders and delivers Consents to the Proposed Amendments to the indentures (and does not revoke such Consent) at or prior to 5:00 p.m., New York City time, on the Consent Date, the Consent Payment, with such payment to be made on the Payment Date, if, but only if, such Notes are accepted for payment pursuant to the terms of the Offers.

     All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

     For your information and for forwarding to your clients, for whom you hold Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. PROSPECTUS dated June 14, 2000.

          2. CONSENT AND LETTER OF TRANSMITTAL for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, providing information relating to backup federal income tax withholding.

          3. NOTICE OF GUARANTEED DELIVERY to be used to accept the Offers if the Notes and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date.

          4. A printed form of a "TO OUR CLIENTS" letter, including a Letter of Instructions, which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offers and the Solicitations. This form will enable your clients to tender all Notes and provide Consents with respect to any and all Omnipoint Notes that they own.
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     DTC participants will be able to execute tenders and deliver Consents through the DTC Automated Tender Offer Program.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     The Offeror will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Offeror will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of Notes. The Offeror will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Notes and Consents pursuant to the Offers and the Solicitations.

     Any questions or requests for assistance or additional copies of the Prospectus or the Consent and Letter of Transmittal may be directed to VoiceStream Wireless Corporation, 3650 131st Avenue S.E., Bellevue, Washington 98006, Attention: Investor Relations (425) 653-4600. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers and the Solicitations.

Very truly yours,

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE OFFEROR, THE EXCHANGE AGENT, THE TRUSTEE WITH RESPECT TO ANY OF THE NOTES OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFERS OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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